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                                                                   EXHIBIT 24.01

                               RED ROOF INNS, INC.

                           ANNUAL REPORT ON FORM 10-K

                             DIRECTORS AND OFFICERS
                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Red Roof Inns, Inc., a Delaware corporation (the "Company"), hereby: (1) constitutes and appoints David N. Chichester and/or Alan L. Tallis, collectively and individually, as his agent and attorney-in-fact, with full power of substitution and re-substitution, to (a) sign and file Form 10-K for Red Roof Inns, Inc. on his behalf and in his name, place, and stead in any and all capacities with respect to the registration under the Securities Exchange Act of 1934, pursuant to Section 13 or 15(d), (b) sign and file any and all amendments, including post-effective amendments, and exhibits to Form 10-K, (c) sign and file any and all applications or other documents to be filed with the Securities and Exchange Commission covered by the Form 10-K, and (d) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises; and
(2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

IN WITNESS WHEREOF, the undersigned director of the Company has hereunto set his hand as of the 16th day of March, 1998.



                               /s/ THOMAS E. DOBROWSKI
                               -----------------------------
                               Thomas E. Dobrowski



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